As filed with the Securities and Exchange Commission on September 5, 2012

Registration No. 333-178978

333-175055

333-171397

333-171033

333-146033

333-140787

333-139703

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT FILE NO. 333-178978

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT FILE NO. 333-175055

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT FILE NO. 333-171397

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT FILE NO. 333-171033

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT FILE NO. 333-146033

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT FILE NO. 333-140787

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT FILE NO. 333-139703

UNDER

THE SECURITIES ACT OF 1933

______________________

EDGEWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0996152
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

15333 Avenue of Science

San Diego, California 92128

(858) 676-2277

(Address of principal executive offices)

______________________

St. Bernard Software, Inc. 2010 Employee, Director and Consultant Equity Incentive Plan

St. Bernard Software, Inc. 2006 Employee Stock Purchase Plan

St. Bernard Software, Inc. 2006 Recruitment Equity Incentive Plan

St. Bernard Software, Inc. 2005 Stock Option Plan, as amended

St. Bernard Software, Inc. 2000 Stock Option Plan

St. Bernard Software, Inc. 1992 Stock Option Plan

AgaveOne, Inc. (dba Singlefin) 2005 Stock Incentive Plan

(Full title of the Plan(s))

______________________

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Louis Ryan

15333 Avenue of Science

San Diego, California 92128

(Name and address of agent for service)

(858) 676-2277

(Telephone number, including area code, of agent for service)

______________________

Copy to:

Allen Z. Sussman, Esq. Loeb & Loeb LLP 10100 Santa Monica Blvd. Suite 2200 Los Angeles, CA 90067 (310) 282-2000

_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

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TERMINATION OF REGISTRATION

EdgeWave, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable by the Company pursuant to the following plans (the “Plans”):

St. Bernard Software, Inc. 2010 Employee, Director and Consultant Equity Incentive Plan

St. Bernard Software, Inc. 2006 Employee Stock Purchase Plan

St. Bernard Software, Inc. 2006 Recruitment Equity Incentive Plan

St. Bernard Software, Inc. 2005 Stock Option Plan, as amended

St. Bernard Software, Inc. 2000 Stock Option Plan

St. Bernard Software, Inc. 1992 Stock Option Plan

AgaveOne, Inc. (dba Singlefin) 2005 Stock Incentive Plan

The Plans were previously registered by the Company pursuant to the following registration statements:

•	Registration Statement on Form S-8 (File No. 333-178978), registering 268,716 shares of Common Stock, filed with the Securities and Exchange Commission on January 12, 2012 (no shares have been issued or sold);
•	Registration Statement on Form S-8 (File No. 333-175055) registering 330,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 22, 2011;
•	Registration Statement on Form S-8 (File No. 333-171397), registering 1,350,000 shares of Common Stock, filed with the Securities and Exchange Commission on December 23, 2010;
•	Registration Statement on Form S-8 (File No. 333-171033), registering 900,000 shares of Common Stock, filed with the Securities and Exchange Commission on December 8, 2010;
•	Registration Statement on Form S-8 (File No. 333-146033), registering 1,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on September 13, 2007;
•	Registration Statement on Form S-8 (File No. 333-140787), registering 900,000 shares of Common Stock, filed with the Securities and Exchange Commission on February 20, 2007; and
•	Registration Statement on Form S-8 (File No. 333-139703), registering 2,505,008 shares of Common Stock, filed with the Securities and Exchange Commission on December 28, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 5, 2012.

EDGEWAVE, INC.

By:	/s/ Louis Ryan
Louis Ryan Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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